UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 28, 2019

Date of report (Date of earliest event reported)

Valmont Industries, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-31429	47-0351813
(Commission File Number)	(IRS Employer Identification No.)

One Valmont Plaza
Omaha, NE	68154
(Address of Principal Executive Offices)	(Zip Code)

(402) 963-1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	VMI	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

d) On October 28, 2019, Valmont Industries, Inc. (the "Company") announced the appointment of Richard "Rick" Lanoha to its Board of Directors, effective October 28, 2019.

Mr. Lanoha is currently President and Chief Operating Officer of Kiewit Corporation, a Fortune 500 company headquartered in Omaha, NE and one of the largest construction and engineering organizations in North America. Since joining Kiewit in 1986, Mr. Lanoha has held several progressive leadership roles, including executive vice president of Kiewit Industrial Group, with responsibilities for the Kiewit Energy, Cherne Contracting Corporation, Kiewit Power and The Industrial Company (TIC) divisions. He became president of Kiewit Energy Group in 2012, and was promoted to his current role in 2016. Mr. Lanoha will assume the role of Kiewit's chief executive officer in January 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Valmont Industries, Inc.
Date: October 28, 2019

	By:	/s/ Mark Jaksich
Name: Mark Jaksich
Title: Executive Vice President and Chief Financial Officer